UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 4, 2016

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583 (855) 855-4253
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 4, 2016, the United States District Court for the District of Oregon entered an order preliminarily approving the proposed settlement, the form and content of the notice to shareholders, and setting a settlement hearing in In re Galena Biopharma, Inc. Derivative Litigation, Case No. 3:14-cv-00382-SI. We have previously disclosed the terms of the settlement of the derivative litigation. While we and the other defendants continue to deny each of the plaintiffs’ claims and deny any liability, we agreed to the settlement solely to resolve the disputes, and to eliminate the uncertainty, distraction, burden, and expense of further litigation. The terms of the settlement agreement are subject to court approval, the hearing date for which is April 21, 2016 at 11:00 a.m. in Courtroom 13B of the Mark O. Hatfield U.S. Courthouse in Portland, Oregon.

A link to the Notice to Current Galena Stockholders and Amended Stipulation and Agreement of Settlement on the Investor portion of the Company’s website is set forth here: http://investors.galenabiopharma.com/investors.

A copy of the Press Release and the Amended Stipulation and Agreement of Settlement are attached hereto as Exhibits 99.1 and 99.2, respectively. The Summary Notice of Settlement of Galena Biopharma, Inc. Derivative Action and Settlement Hearing is set forth below:

UNITED STATES DISTRICT COURT
DISTRICT OF OREGON
PORTLAND DIVISION

In re GALENA BIOPHARMA INC. DERIVATIVE LITIGATION	: : : : : : : :	Case No.: 3:14-cv-00382-SI LEAD 3:14-cv-00514-SI 3:14-cv-00516-SI 3:15-cv-01465-SI
This Document Relates To: ALL ACTIONS.	: : : : : :

SUMMARY NOTICE OF SETTLEMENT OF GALENA BIOPHARMA, INC. DERIVATIVE ACTION AND SETTLEMENT HEARING

TO:	ALL OWNERS OF GALENA BIOPHARMA, INC. (“GALENA” OR THE “COMPANY”) COMMON STOCK AS OF FEBRUARY 1, 2016 (“CURRENT GALENA SHAREHOLDERS”).

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned stockholder derivative action, as set forth in In re Galena Biopharma Inc. Derivative Litigation, Lead Case No. 3:14-cv-382-SI (the “Action”), have reached a settlement (the “Settlement”) to resolve the issues raised in the Action. The parties have entered into an Amended Stipulation and Agreement of Settlement (the “Stipulation”) dated February 1, 2016 setting forth the terms of the Settlement. Unless otherwise defined, all capitalized terms contained in this Summary Notice shall have the same definitions as set forth in the Stipulation. The Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation.

The Action and Settlement address claims alleging that certain current and former directors and officers of Galena breached their fiduciary duties by hiring a stock promotion firm to artificially increase the share price of Galena stock and then improperly profiting from that stock price increase. As part of the Settlement, Galena’s directors’ and officers’ insurers have paid or caused to be paid the amount of fifteen million dollars ($15,000,000) to the Company. In addition, defendants Hillsberg, Kriegsman, Nisi, Galliker, Chin and Ashton shall forfeit all of the stock options granted to them by Galena in November 2013 totaling 1,200,000 shares. Galena has implemented or, to the extent Galena has not done so, will implement certain corporate governance reforms as specifically set forth at Exhibit A of the Stipulation. Finally, defendant Mark Ahn has forfeited certain contractual severance payments valued at approximately $880,000, as well as 1,181,250 stock options with an intrinsic value of approximately $503,062, and Galena shall cancel any and all outstanding stock options awarded to Lidingo Holdings LLC in August 2013.

After negotiation of the principal terms of the Settlement, Plaintiffs’ Counsel and Galena, with the substantial assistance and oversight of an experienced mediator, separately negotiated at arm’s-length the amount of attorneys’ fees and expenses to be awarded by the Court to Plaintiffs’ Counsel. In recognition of the substantial benefits provided to Galena and Current Galena Stockholders as a result of the initiation, prosecution, pendency, and settlement of the Action, Galena D&O insurance carriers shall, upon Court approval, pursuant to the timetable provided in the Stipulation, pay or cause to be paid to Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of five million dollars ($5,000,000) (the “Fee Award”). Plaintiffs’ Counsel may also apply on behalf of Plaintiffs for incentive awards in the amount of $5,000 each (the “Incentive Awards”) based on the substantial benefits they have helped to create for Galena and Current Galena Stockholders. The Incentive Awards shall be funded from the Fee Award, to the extent that the Settlement is approved in whole or part. The Fee Award is also the result of Galena and the Board’s acceptance of a mediator’s proposal. The current Board, in the exercise of its independent business judgment, has agreed to the Fee Award, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Galena and Current Galena Stockholders by this Settlement.

The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing and that they have any liability on the claims asserted in the Action. Galena also has denied and continues to deny the claims in the Action.

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the District of Oregon (the “Court”), a hearing (the “Settlement Hearing”) will be held before the Honorable Michael H. Simon on Thursday, April 21, 2016 at 11:00 a.m. in Courtroom 13B of the Mark O. Hatfield U.S. Courthouse, 1000 SW Third Avenue, Portland, Oregon 97204: (i) to determine whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Galena and the Current Galena Stockholders; (ii) to determine whether the Final Order and Judgment should be entered dismissing the Action with prejudice, releasing the Released Claims, and enjoining and/or barring prosecution of any and all Released Claims; (iii) to determine whether the Fee Award and Incentive Awards should be approved; and (iv) to consider such other matters as may properly come before the Court. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice to Current Galena Stockholders.

A detailed Notice of Settlement of Galena Biopharma, Inc. Derivative Action and Settlement Hearing (the “Notice”) describing in greater detail the Action, the proposed Settlement, Fee Award, and Incentive Awards and the rights of Current Galena Stockholders with regard to the Settlement, Fee Award, and Incentive Awards is available on Galena’s website at https://www.galenabiopharma.com. The Stipulation is also available on Galena’s website at https://www.galenabiopharma.com and may be inspected at the Office of the Clerk of the United States District Court for the District of Oregon located at the Mark O. Hatfield U.S. Courthouse, 1000 S.W. Third Ave., Portland, OR 97204, during regular business hours of each business day.

If you are a Current Galena Stockholder, your rights to pursue certain derivative claims on behalf of Galena may be affected by the Settlement. Any Current Galena Stockholder wishing to assert an objection to the Settlement, Fee Award, or Incentive Awards must, at least fourteen (14) days prior to the Settlement Hearing, (1) file with the Clerk of the Court a written objection to the Settlement, Fee Award, or Incentive Awards setting forth: (a) the nature of the objection; (b) proof of ownership of Galena common stock through the date of the Settlement Hearing, including the number of shares of Galena common stock held by the shareholder and the date(s) of purchase; and (c) any documentation in support of such objection; and (2) if a Current Galena Stockholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.

Current Galena Stockholders have the right to object to the Settlement, Fee Award, and Incentive Awards in the manner provided herein, and failure to object in the manner provided in the Notice at least fourteen (14) days prior to the Settlement Hearing will be deemed a waiver of all objections. Any Current Galena Stockholder who fails to properly object will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

Any inquiries regarding the Settlement, Fee Award, Incentive Awards or the Action should be directed to Plaintiffs’ Counsel:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave
Berwyn, PA 19312
Telephone: (610) 225-2677

ROBIN WINCHESTER
KESSLER TOPAZ
MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706

PLEASE DO NOT TELEPHONE THE COURT OR GALENA REGARDING THIS NOTICE.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release of Galena Biopharma, Inc. issued February 16, 2016.

	99.2	Amended Stipulation and Agreement of Settlement dated February 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	February 16, 2016	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer